Exhibit 99.1

Contact:	Porter, LeVay & Rose, Inc.
Provectus Biopharmaceuticals, Inc.	Marlon Nurse, DM, SVP – Investor Relations
Peter R. Culpepper, CFO, COO	Phone: 212-564-4700
Phone: 866-594-5999 #30	Allison + Partners
Todd Aydelotte, Managing Director – Media Relations
Phone: 646-428-0644

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS TO PRESENT AT 18TH ANNUAL BIO CEO & INVESTOR CONFERENCE

Provectus Presentation Scheduled for 3:00 PM EST on Monday February 8, 2016

Conference Runs February 8-9, 2016, at Waldorf-Astoria Hotel, New York, New York

KNOXVILLE, Tenn., February 2, 2016—(BUSINESS WIRE)—Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT, www.pvct.com), a clinical-stage oncology and dermatology biopharmaceutical company (“Provectus” or the “Company”), today announced that it will present at the 18th Annual BIO CEO & Investor Conference.

The Company’s presentation is currently scheduled for 3:00 pm Eastern Standard Time on Monday, February 8, 2016. The presentation is scheduled to take place in the Duke of Windsor room at the Waldorf Astoria Hotel in New York, New York.

The presentation will be webcast live, which can be accessed via http://www.veracast.com/webcasts/bio/ceoinvestor2016/23129153885.cfm. In addition, replay will be available beginning one hour after the presentation and will remain available through that same link through May 8, 2016.

The presentation will also be available on the Provectus website (www.pvct.com) upon conclusion of the live presentation at the conference.

About the 18th Annual Bio CEO & Investor Conference

The BIO CEO & Investor Conference is one of the largest investor conferences focused on established and emerging publicly traded and select private biotech companies. Because the BIO CEO & Investor Conference mission is to support industry-wide success, it presents a broad and unbiased view of investment opportunities.

Each year the BIO CEO & Investor Conference provides a neutral forum where institutional investors, industry analysts, and senior biotechnology executives have the opportunity to shape the future investment landscape of the biotechnology industry.

The conference features issue-oriented plenary sessions, educational sessions focused on hot therapeutic areas and key business issues, company presentations, one-on-one meetings, and networking opportunities.

The conference’s therapeutic workshops feature MDs, CSOs and industry analysts discussing the latest information on pipeline innovation for breakthrough therapeutic topics in biopharma. Seasoned industry executives and analysts delve into timely and relevant business models, deal-making and investment trends on the conference’s business roundtables.

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc., specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed Phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014) and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with the fully enrolled phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary to complete (versus interim data alone);

•	our determination whether to license PV-10, our investigational drug product for melanoma and other solid tumors such as cancers of the liver, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as cancers of the liver;

•	our ability to license PH-10, our investigational drug product for dermatology, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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